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                                                                    Exhibit 21.1


                          Subsidiaries of the Company

Name                                                                        Jurisdiction of Incorporation
------------------------------------------------                            ----------------------------------------
eFunds Corporation                                                          California
Analytic Research Technologies, Inc.                                        Minnesota
eFunds Canada, Inc.                                                         Canada
eFunds Government Services, Inc.                                            Delaware
Chex Systems, Inc.                                                          Minnesota
eFunds Holdings Limited                                                     United Kingdom
eFunds International Limited                                                United Kingdom
Deposit Payment Protection Services, Inc.                                   Delaware
iDLX Corporation                                                            Delaware
iDLX International B.V.                                                     Netherlands
iDLX Holdings N.V.                                                          Netherlands
eFunds IT Solutions Group, Inc.                                             Delaware
eFunds International India Private Limited                                  India
eFunds Overseas, Inc.                                                       Minnesota